Exhibit 99.1
NEWS RELEASE

Roan Resources, Inc. Announces Upsize to Revolving Credit Facility
OKLAHOMA CITY, March 13, 2019 - Roan Resources, Inc. (NYSE: ROAN) (“Roan” or the “Company”) today announced its borrowing base on its revolving credit facility has been upsized by $75 million to $750 million.
As of the end of the fourth quarter 2018, Roan had $6.9 million of cash on the balance sheet and $514.6 million drawn on its revolving credit facility, for total net debt (non-GAAP) of $507.7 million. Roan currently has no other outstanding debt or letters of credit, which provides the Company with approximately $240 million of available liquidity as of December 31, 2018, on a pro forma basis, which fully funds the 2019 development program.
About Roan Resources
Roan is an independent oil and natural gas company headquartered in Oklahoma City, OK focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays of the Anadarko Basin in Oklahoma. For more information, please visit www.RoanResources.com, where we routinely post announcements, updates, events, investor information, presentations and recent news releases.
Cautionary Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements which contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K, filed September 24, 2018 and any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, or incidental to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.
Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures
Net Debt is a non-GAAP financial measure equal to long-term debt outstanding less cash on hand as of the date presented. Roan’s computations of Net Debt may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

Investor Contact:
Alyson Gilbert
Investor Relations Manager
405-896-3767
IR@RoanResources.com